Independent Auditor's Consent



To the Board of Directors and Shareholders of The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our report dated December 15, 1998, with respect to the Dreyfus Premier Tax Managed Growth Fund (one of the funds comprising the Dreyfus/Laurel Funds, Inc.) incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.


                                                   /s/KPMG LLP

New York, New York
May 19, 1999